EXHIBIT 5.1


                                November 7, 2002

Board of Directors
SAVVIS Communications Corporation
12851 Worldgate Drive

Herndon, VA  20171


Gentlemen:

         I am Acting General Counsel of SAVVIS Communications Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of up to 39,597,149 newly issued shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"), issuable under the terms of the Company's 1999 Stock Option Plan (the "Plan"). This opinion letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

         For purposes of this opinion letter, I have examined copies of the following documents:

         1.  An executed copy of the Registration Statement.

         2.  A copy of the Plan.

         3. The Amended and Restated Certificate of Incorporation of the Company, as amended.

         4.  The Amended and Restated Bylaws of the Company.

         5. Resolutions of the Board of Directors of the Company adopted by written consent on July 22, 1999, resolutions of the Board of Directors of the Company adopted by written consent on December 7, 1999, resolutions of the Compensation Committee of the Board of Directors of the Company adopted by written consent on January 23, 2001, resolutions of the Board of Directors of the Company adopted at a meeting held on October 25, 2001, and resolutions of the Board of Directors of the Company adopted at a meeting held on February 26, 2002.

         6. Resolutions of the stockholders of the Company adopted by written consent on July 22, 1999, resolutions of the stockholders of the Company adopted by written consent on December 7, 1999 and resolutions of the stockholders of the Company adopted by written consent on March 6, 2002.

         In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.


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         This opinion letter is based as to matters of law solely on the
Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         I am a member of the bars of the State of New York and the District of Columbia.

         Based upon, subject to and limited by the foregoing, I am of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a committee of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.



                                              Very truly yours,

                                             /s/  Lane H. Blumenfeld

                                              Lane H. Blumenfeld